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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 5, 2002

                              ROBBINS & MYERS, INC.
                              ---------------------
             (Exact name of Registrant as specified in its charter)

            Ohio                       0-288                   31-0424220
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(State or other jurisdiction of     (Commission               (IRS Employer
incorporation or organization)      File Number)           Identification No.)


  1400 Kettering Tower, Dayton, OH                                 45423
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(Address of principal executive offices)                         (Zip code)

                                  937-222-2610
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               (Registrant's telephone number including area code)

                                 Not applicable
                                 --------------
         (Former name and former address, if changed since last report)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 5, 2002, Robbins & Myers, Inc. issued the following press release:


                    ROBBINS & MYERS REVISES EARNINGS OUTLOOK
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                         FOR THE QUARTER AND FISCAL YEAR
                         -------------------------------

DAYTON, OHIO, February 5, 2002 . . . Robbins & Myers, Inc. today announced that it anticipates earnings for the second quarter ending February 28, 2002 to be approximately 10% below earlier estimates. The decline is due to weaker-than-expected market conditions in the Company's energy business, coupled with the continuing recession environment in specialty chemicals and general industrial markets.

Gerald L. Connelly, President and Chief Executive Officer of Robbins & Myers, Inc., said, "Previous estimates were based on a stronger energy market than we have seen in recent months. Orders in our Energy Segment for this quarter may decline as much as 20% from the same period last year. On the positive side, we do not anticipate a sequential decline from our first fiscal quarter order level indicating this down cycle appears to have bottomed. The continuing depressed conditions in specialty chemicals and general industrial markets, which have been present in North America, are beginning to appear in Europe. The Asian market, however, remains a bright spot. We have taken steps in the second quarter to adjust globally for weakness in specialty chemicals. The actions are expected to result in non-recurring expenses which will reduce earnings by approximately $.02 per share."

Connelly continued, "The Romaco acquisition continues to perform in line with our expectations. Recent strong growth in the secondary pharmaceutical market is forecasted to remain positive for the balance of our fiscal year. The Company's performance for this fiscal year will depend on indications of improvement in our key end markets during the next few months. Currently, we anticipate diluted earnings per share for fiscal 2002 will be down from earlier estimates and in the $1.50 to $1.70 range. Robbins & Myers remains well positioned for the recovery which many economic indicators suggest will begin later this calendar year."

Robbins & Myers, Inc. is a leading global manufacturer and marketer of superior quality critical equipment for those industries dedicated to improving the quality of life: pharmaceuticals, energy, specialty chemicals and water and wastewater treatment. Headquartered in Dayton, Ohio, the Company has facilities in the United States, Canada, Europe, Brazil, Mexico, Singapore, Venezuela and joint ventures in Australia, China, France, India, and Taiwan.

In addition to historical information, this release contains forward-looking statements, identified by use of words such as "expects," "anticipates," "estimates," "projects" and similar expressions. These statements reflect the Company's expectations at the time that this release was issued. Actual events and results may differ materially from those described in the forward-looking statements. Among the factors that could cause material differences are the failure of any recovery in capital expenditures to emerge in the specialty chemical and general industrial markets, a significant decline in capital expenditures in the pharmaceutical industries, a major decline in oil and natural gas


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prices, foreign exchange rate fluctuations, continued availability of acceptable acquisition candidates and general economic conditions that can affect demand in the process industries. The Company undertakes no obligation to update or revise any forward-looking statement.

The Company's common stock trades on the New York Stock Exchange under the symbol RBN.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Robbins & Myers, Inc.

Date:  February 8, 2002                     By:/s/ Kevin J. Brown
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                                            Kevin J. Brown
                                            Vice President of Finance & Chief
                                            Financial Officer